Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-280992) pertaining to the OneStream, Inc. 2024 Equity Incentive Plan, 2024 Employee Stock Purchase Plan, and 2019 Common Unit Option Plan of our report dated February 27, 2025, with respect to the consolidated financial statements of OneStream, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Detroit, Michigan

February 27, 2025